Exhibit 99.1

Yesway, Inc. Reports First Quarter 2026 Financial Results

Achieved record first quarter results, underscoring the continued strength of Yesway’s operating platform and consistent execution

Delivered same-store inside sales growth in 12 of the past 13 quarters and generated positive fuel gallons growth in the first quarter of fiscal 2026

Introduced fiscal year 2026 outlook, reflecting confidence in Yesway’s growth strategy, operating momentum, and ability to create long-term shareholder value

FORT WORTH, TX – June 2, 2026 – Yesway, Inc. (“Yesway” or the “Company”) (Nasdaq: YSWY), one of the fastest-growing convenience store operators in the U.S., today announced financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights

•	Net income increased to $30.2 million from a net loss of $5.6 million in the prior-year period, and Adjusted EBITDA increased 112.9% year-over-year to $59.2 million.

•	Same-store inside merchandise sales increased 4.5% compared to the prior-year period and total inside merchandise sales increased 9.5% year-over-year, with a total inside margin of 36.1%.

•	Same-store fuel gallons sold increased 0.2% compared to prior-year period and total fuel gallons sold increased 8.0% year-over-year, with a total fuel margin of 49.4 cents per gallon.

•	Income from operations increased to $42.4 million from $10.2 million in the prior-year period, and Store Contribution increased 72.7% year-over-year to $74.6 million.

“We are pleased to report record first quarter results following the successful completion of our public offering,” said Thomas N. Trkla, Chairman, President and Chief Executive Officer of Yesway. “Our strong performance reflects the continued execution of our growth strategy and the strength of our differentiated convenience and foodservice platform. During the quarter, we delivered meaningful year-over-year growth across our foodservice, merchandise, and fuel businesses, with fuel sales and margins increasing as we benefited from disciplined operations, strong customer demand, and the continued maturation of our store base.”

Mr. Trkla added, “Our momentum has carried into the second quarter, and we remain confident in the resilience of our business model and the significant opportunity ahead. We are focused on further strengthening Yesway’s position as a go-to destination for high-quality foodservice offerings, trusted convenience products, competitive fuel options, and neighborly customer service. With our resilient business model and thoughtful capital allocation strategy, we believe Yesway is well-positioned to continue delivering profitable growth and create long-term value for our shareholders. We are grateful for the dedication of our team members and excited about the significant opportunities ahead as we continue to scale our platform and serve the communities in which we operate.”

First Quarter Results1,2

Same-Store Comparison

Total inside merchandise and fuel gross profit increased 21.8% year-over-year on a same-store basis, reflecting growth in both fuel and inside merchandise categories.

Fuel gallons sold were up 0.2% year-over-year on a same-store basis, and same-store fuel gross profit increased 38.5% from the prior-year period.

Inside merchandise sales increased 4.5% year-over-year on a same-store basis, and same-store inside merchandise gross profit increased 9.8% from the prior-year period.

	Three months ended March 31,
Same-Store Comparison by Category	2026	2025
Fuel gallons	0.2%	(1.9)%
Fuel sales less cost of goods sold (exclusive of depreciation and amortization) (1)	38.5%	(0.7)%
Inside merchandise sales	4.5%	0.4%
Inside merchandise sales less cost of goods sold (exclusive of depreciation and amortization) (2)	9.8%	4.8%
Total inside merchandise and fuel sales less cost of goods sold (exclusive of depreciation and amortization)	21.8%	2.5%

1	Fuel sales less cost of goods sold (exclusive of depreciation and amortization) for the Iowa and Kansas stores were $1.1 million and $0.9 million in the three months ended March 31, 2026, and 2025, respectively.
2	Inside merchandise sales for the Iowa and Kansas stores were $5.4 million and $5.7 million in the three months ended March 31, 2026, and 2025, respectively.

Fuel

Fuel sales increased 16.0% year-over-year to $464.3 million, and fuel gross profit increased 48.6% year-over-year to $71.6 million, with fuel margins increasing 37.6% year-over-year to 49.4 cents per gallon.

	Three months ended March 31,
($ in thousands)	2026	2025
Fuel gallons sold (in thousands)	145,075	134,381
Same-store gallons sold	0.2%	(1.9)%
Fuel sales less cost of goods sold (exclusive of depreciation and amortization)	$71,608	$48,196
Fuel margin (cents per gallon)	49.4	35.9

1 Results for the periods include 29 stores in Iowa and Kansas, which the Company expects to sell by the end of 2026. Fuel sales less cost of goods sold (exclusive of depreciation and amortization) for the Iowa and Kansas stores were $1.1 million and $0.9 million in the three months ended March 31, 2026, and 2025, respectively. Inside merchandise sales for the Iowa and Kansas stores were $5.4 million and $5.7 million in the three months ended March 31, 2026, and 2025, respectively.

2 Unless otherwise stated, financial results in this release reflect the historical consolidated results of BW Ultimate Parent, LLC, the predecessor of Yesway, Inc. for financial reporting purposes. See "Presentation of Financial Information" below.

Inside Merchandise

Inside merchandise sales increased 9.5% year-over-year to $213.7 million, and inside merchandise gross profit increased 15.9% year-over-year to $77.2 million, with inside merchandise margin increasing 196 basis points to 36.1%.

	Three months ended March 31,
($ in thousands)	2026	2025
Total inside merchandise sales	$213,677	$195,104
Same-store inside merchandise sales	4.5%	0.4%
Inside merchandise sales less cost of goods sold (exclusive of depreciation and amortization)	$77,158	$66,632
Inside margin	36.1%	34.2%

Adjusted EBITDA

Adjusted EBITDA increased 112.9% year-over-year to $59.2 million, primarily attributable to higher fuel cents per gallon margin.

A reconciliation of net income (loss) to Adjusted EBITDA, a non-GAAP financial measure, is provided in the tables below.

Store Contribution

Store contribution increased 72.7% year-over-year to $74.6 million, primarily attributable to higher fuel cents per gallon margin, increased fuel volumes and merchandise sales driven by more stores open during the period and a higher concentration of new stores.

A reconciliation of income from operations to store contribution, a non-GAAP financial measure, is provided in the tables below.

Store Count

As of March 31, 2026, the Company operated 449 stores under the Yesway and Allsup’s brands. The following table represents the roll forward of store count through the first quarter of fiscal 2026.

Three months ended March 31, 2026
Stores, beginning of period	448
Opened	1
Stores, end of period	449

Balance Sheet, Cash Flow and Liquidity

As of March 31, 2026, the Company had cash and cash equivalents of $56.5 million and total debt, including financing obligations and finance lease obligations, of $649.5 million.

Net cash provided by operating activities was $48.4 million for the three months ended March 31, 2026, compared to $13.6 million in the prior year period.

Capital expenditures totaled $11.0 million for the three months ended March 31, 2026, compared to $26.3  million in the prior year period.

Full Year Fiscal 2026 Outlook

Yesway is introducing guidance for fiscal 2026 as detailed below.

Fiscal 2026 Guidance
Same-store Inside Merchandise Sales Growth	1.25% - 3.25%
Adjusted EBITDA	$210 - $220 million
Capital Expenditures	$85 - $95 million
New Store Openings	6 - 8 new stores

Conference Call Details

Yesway will hold a conference call and webcast to discuss its first quarter 2026 financial results today, June 2, 2026, at 8:30 AM ET.

A live webcast of the conference call will be available on the investor relations section of the Company’s website or by clicking on the webcast link here. An online archive of the webcast will be available on the Company’s website for 1 year following the call.

About Yesway

Established in 2015 and headquartered in Fort Worth, Texas, Yesway is an award-winning convenience store operator with 449 stores across nine states in the Midwest and Southwest. Yesway is renowned for its iconic foodservice offerings, diverse grocery selections, and private-label products, including the famous Allsup's deep-fried burrito. Through strategic acquisitions, the 91 new stores it has developed and opened in the past several years, and its steadfast commitment to customer satisfaction and community engagement, Yesway continues to cement its position as one of the leading convenience retailers in the United States.

Non-GAAP Financial Measures

We use non-GAAP financial measures, such as Adjusted EBITDA and Store Contribution, to supplement financial information presented in accordance with GAAP. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance, in the case of Adjusted EBITDA, and the direct performance of our stores, in the case of Store Contribution, from period to period, and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented herein. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Additionally, Store Contribution excludes costs that we incur on an enterprise level that while essential in supporting our store operations, are not directly related to store operations, and that we believe result in efficiencies of scale and confer other benefits across our business. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

A reconciliation of our guidance contained in this press release of Adjusted EBITDA to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including but not limited to, uncertainty related to the timing, amount, and structure of stock-based compensation awards, as well as potential forfeitures of such awards, all of which could materially impact the Company’s estimates of forward-looking GAAP net income. These items are inherently difficult to predict, subject to significant variability, and dependent on factors that may be outside of the Company’s control.

See “Definitions” for additional information about our non-GAAP financial measures and “Non-GAAP Reconciling Information” for a reconciliation for each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Definitions

•	We define the same-store base for a given period as all owned or leased stores that were open for the entirety of that period in both the current and prior years. This measure highlights the performance of existing stores, while excluding the impact of new store openings and closures as well as acquisitions and divestitures.
•	Store Contribution represents, as applicable for the period, income (loss) from operations before depreciation, amortization and accretion, loss (gain) on disposal of assets, long-lived asset impairment, acquisition financing, integration, and stock-based compensation expense, and overhead expenses directly attributed to support staff and corporate offices that, while essential in supporting our store operations, are not directly related to store operations.
•	Adjusted EBITDA represents, as applicable for the period, net income (loss) before change in fair value of derivative liability, interest expense, income tax expense, depreciation, amortization, and accretion, and further adjusted by excluding the loss (gain) on disposal of assets, long-lived asset impairment, acquisition, financing, and integration costs, and stock-based compensation expense.

Presentation of Financial Information

This press release presents historical consolidated results for the periods presented of BW Ultimate Parent, LLC, the predecessor of Yesway, Inc. for financial reporting purposes. The financial results of Yesway, Inc. have not been included in this press release as it did not engage in any business or other activities prior to the completion of its initial public offering in April 2026. Accordingly, these historical results do not purport to reflect the results of operations of Yesway, Inc. had the initial public offering and related transactions occurred prior to the beginning of the periods included in this press release.

Cautionary Note Regarding Forward-looking Statements

Some information in this press release contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the expected timing of the sale of our Iowa and Kansas stores, 2026 guidance, including with respect to same-store sales growth, Adjusted EBITDA, capital expenditures and new store openings, expected growth and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: volatility in the global prices and availability of oil and petroleum products and general economic conditions, including interest rates; our ability to maintain an adequate pipeline of suitable locations for new stores; our ability to successfully implement our rapid growth strategy; risks associated with new store development; our ability to successfully recruit, hire, and retain qualified personnel; our dependence upon market acceptance by consumers and our failure to offer products that meet our existing customers’ taste and attract new customers; changes to wage regulations and other employment and labor laws; changes in demand for fuel-based modes of transportation and advancements in technologies, such as hybrid and electric vehicles, that significantly reduce fuel consumption related to the public’s current general approach with regard to climate change and the effects of greenhouse gas emissions, among others; our dependence on a limited number of suppliers for the majority of our gross fuel purchases and merchandise; operational hazards and risks normally associated with marketing of petroleum products; hazards and risks relating to the physical effects of weather and climate change; changes to tobacco legislation, potential court rulings affecting the tobacco industry, campaigns to discourage smoking, increases in tobacco and nicotine products taxes and wholesale cost increases of tobacco and nicotine products; the significant influence that Brookwood Financial Partners, LLC continues to have over us, including control over decisions that require the approval of stockholders; and the other important factors discussed under “Risk Factors” in our final prospectus dated April 21, 2026, as filed with the SEC on April 23, 2026 pursuant to Rule 424(b) under the Securities Act of 1933 (the “Prospectus”) and in our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Investor Contact:

IR@yesway.com

Media Contact:
Erin Vadala
evadala@boltpr.com

BW Ultimate Parent, LLC and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

(dollars in thousands)

Three months ended March 31,	2026	2025
Revenues (a)	$683,630	$600,318

Expenses:
Cost of goods sold (exclusive of depreciation and amortization, shown separately below) (a)	529,215	480,452
Salaries and employee benefits	49,712	49,096
Selling, general, and administrative expenses	46,357	45,798
Depreciation, amortization, and accretion	15,988	15,517
(Gain) loss on disposal of assets	(86)	(745)
Total operating expenses	641,186	590,118
Income from operations	42,444	10,200
Other expense
Interest expense, net	12,208	14,534
Change in fair value of derivative liability	—	1,300
Total other expense, net	12,208	15,834

Income before income tax expense	30,236	(5,634)
Income tax expense	—	—
Net income (loss)	30,236	(5,634)

Net income attributable to non-controlling interest	—	—

Net income (loss) attributable to BW Ultimate Parent, LLC	$30,236	$(5,634)

(a) Includes excise taxes of approximately:	$58,973	$54,317

BW Ultimate Parent, LLC and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(dollars in thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$56,472	$36,592
Accounts receivable, net of allowance for credit losses of $138 and $147 as of March 31, 2026, and December 31, 2025, respectively	32,213	24,538
Inventories	88,282	83,171
Prepaid expenses	5,183	6,158
Other current assets	18,500	13,235
Total current assets	200,650	163,694

Property and equipment, net	860,351	868,559
Intangible assets	280,946	280,946
Goodwill	277,996	277,996
Operating lease right-of-use assets, net	338,635	332,655
Finance lease right-of-use assets, net	1,902	1,931
Assets held for sale	16,599	16,501
Other assets	11,692	6,892
Total assets	$1,988,771	$1,949,174

Liabilities, redeemable senior preferred membership interests, and members’ equity
Current liabilities:
Current maturities of debt	4,100	4,100
Current maturities of financing obligations	2,065	2,034
Current maturities of operating lease liabilities	5,456	5,417
Current maturities of finance lease liabilities	69	68
Due to affiliates	58	46
Accounts payable	98,805	72,964
Accrued expenses and other current liabilities	41,961	49,072
Total current liabilities	$152,514	$133,701

Debt, net of current maturities, debt discount, and debt issuance costs	418,163	428,211
Financing obligations, net of current maturities, debt discount, and debt issuance costs	223,002	222,851
Operating lease liabilities, net of current maturities	323,080	316,451
Finance lease liabilities, net of current maturities	2,162	2,180
Asset retirement obligations	10,272	10,096
Liabilities held for sale	1,422	1,422
Other noncurrent liabilities	10,981	11,465
Total liabilities	$1,141,596	$1,126,377

Commitments and contingencies

Redeemable senior preferred membership interests (150,000 shares authorized and outstanding, redemption value of $249,287 and $239,628 and liquidation preference amount of $249,287 and $239,628 as of March 31, 2026, and December 31, 2025, respectively)	249,287	239,628

Members’ equity
Members’ capital	596,789	582,070
Non-controlling interest	1,099	1,099
Total members’ equity	597,888	583,169
Total liabilities, senior preferred membership interests, equity, and members’ equity	$1,988,771	$1,949,174

BW Ultimate Parent, LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

(dollars in thousands)

Three months ended March 31,	2026	2025
Cash flows from operating activities
Net income (loss)	$30,236	$(5,634)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, accretion expense	15,988	15,517
Amortization of right-of-use assets	2,822	1,952
Amortization of deferred financing cost	1,101	1,049
Allowance for credit losses	9	4
Gain on disposal of assets	(86)	(745)
Change in fair value of derivative liability	—	1,300
Changes in operating assets and liabilities, net
Accounts receivables	(7,684)	(2,134)
Inventories	(5,111)	3,410
Prepaid expenses	975	(940)
Other current assets - BTS	(5,149)	5,110
Other current assets - Other	(116)	(9)
Other assets	(1,807)	—
Account payable - Fuel	27,716	(2,953)
Account payable - Other	(2,277)	(240)
Accrued expenses and other current liabilities	(6,444)	(1,547)
Lease liabilities	(1,337)	(1,043)
Other noncurrent liabilities	(483)	474
Net cash provided by operating activities	48,353	13,571

Cash flows from investing activities
Purchase of property and equipment	(10,967)	(26,329)
Acquisition of intangible assets	—	(715)
Proceeds from sale of assets	—	916
Other investing activities	(2,525)	(47)
Net cash used in investing activities	(13,492)	(26,175)

Cash flows from financing activities
Proceeds from revolver	—	15,000
Repayment of revolver	(10,000)	—
Repayment of borrowings from term loan	(1,025)	(1,025)
Cash paid for debt issuance costs	(100)	—
Proceeds from financing obligation	2,489	—
Repayment of financing obligation with lessors	(470)	(468)
Repayment of financing leases	(17)	(16)
Distributions to redeemable senior preferred membership interests	(743)	—
Distributions to members	(5,115)	(2,393)
Net cash (used in) provided by financing activities	(14,981)	11,098

Increase (decrease) in cash and cash equivalents	19,880	(1,506)

Cash and cash equivalents, beginning of period	36,592	32,720

Cash and cash equivalents, end of period	$56,472	$31,214

Non-GAAP Reconciling Information

The following table contains a reconciliation of Net Income to Adjusted EBITDA for the three months ended March 31, 2026, and 2025, respectively:

BW Ultimate Parent, LLC and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA

(dollars in millions)

	Three months ended March 31,
(in millions)	2026	2025
Net income (loss)	$30.2	$(5.6)
Change in fair value of derivative liability	—	1.3
Interest expense, net	12.2	14.5
Income from operations	42.4	10.2
Depreciation, amortization, and accretion	16.0	15.5
(Gain) loss on disposal of assets	(0.1)	(0.7)
Acquisition, financing, and integration costs	0.9	2.8
Adjusted EBITDA	$59.2	$27.8

The following table contains a reconciliation of income from operations to Store Contribution for the three months ended March 31, 2026, and 2025, respectively:

BW Ultimate Parent, LLC and Subsidiaries

Reconciliation of Income from Operations to Store Contribution

(dollars in millions)

	Three months ended March 31,
(in millions)	2026	2025
Income from operations	$42.4	$10.2
Depreciation, amortization, and accretion	16.0	15.5
(Gain) loss on disposal of assets	(0.1)	(0.7)
Acquisition, financing, and integration costs	0.9	2.8
Overhead expenses:
Salaries and benefits	10.8	10.8
Facility expense	0.3	0.3
Professional services	1.7	1.5
Marketing and advertising	0.9	0.9
Corporate software and hardware	0.5	0.7
Repairs and maintenance	0.3	0.2
Meetings and travel	0.6	0.5
Insurance	0.2	0.2
Other income and expense	0.1	0.3
Total overhead expenses	15.4	15.4
Store Contribution (1)	$74.6	$43.2

(1)	Store Contribution generated by the 29 stores in Iowa and Kansas was $0.2 million and $1 million in the three months ended March 31, 2026, and 2025, respectively.